UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2021 (January 6, 2021)

FRONT YARD RESIDENTIAL CORPORATION

(Exact name of Registrant as specified in its charter)

MARYLAND	001-35657	46-0633510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5100 Tamarind Reef

Christiansted, United States Virgin Islands 00820

(Address of principal executive offices including zip code)

(340) 692-0525

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RESI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Front Yard Residential Corporation, a Maryland corporation (“Front Yard” or the “Company”), held a virtual special meeting of stockholders (the “Special Meeting”), on January 6, 2021, via live webcast, whereby holders of an aggregate of 43,718,351 shares of Front Yard common stock, par value $0.01 per share (the “Shares” and each, a “Share”), which represent 74.41% of the Shares outstanding and entitled to vote as of the Special Meeting record date of December 7, 2020 (the “Record Date”), were represented at the meeting via the virtual meeting website or by proxy. A summary of the preliminary voting totals for the following proposals, each of which is described in detail in the Company’s proxy statement dated December 8, 2020 and first mailed to the Company’s stockholders on or about December 8, 2020, is set forth below:

Proposal No. 1: The Proposal to Approve the Merger.

As previously reported, on October 19, 2020, the Company entered into an Agreement and Plan of Merger, as amended by the First Amendment to Agreement and Plan of Merger, dated as of November 20, 2020, with Pretium Midway Holdco, LP, a Delaware limited partnership, and Midway AcquisitionCo REIT, a Maryland real estate investment trust.

At the Special Meeting, the Company’s stockholders voted on and approved a proposal to approve the merger. The proposal was approved, having received “for” votes from holders of a majority of the outstanding Shares entitled to vote on such proposal. The preliminary voting results on this proposal were as follows:

FOR	AGAINST	ABSTENTIONS
43,649,491	11,048	57,812

Proposal No. 2: The Non-Binding Compensation Advisory Proposal.

At the Special Meeting, the Company’s stockholders voted on and approved a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger. The non-binding compensation advisory proposal was approved, having received “for” votes from holders of a majority of the votes cast at the Special Meeting via the virtual meeting website or represented by proxy. The preliminary voting results on this proposal were as follows:

FOR	AGAINST	ABSTENTIONS
34,585,263	8,967,821	165,267

Proposal No. 3: Authority to Adjourn the Special Meeting.

Because stockholders holding at least a majority of Shares outstanding and entitled to vote at the close of business on the Record Date approved the proposal to approve the merger, the vote was not called on the proposal to adjourn the Special Meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to approve the merger if there had been insufficient votes at the time of the Special Meeting to approve the merger.

Item 8.01	Other Events.

With the approval of the merger proposal, the Company anticipates the closing of the merger to occur on January 11, 2021, subject to the satisfaction or waiver of the remaining conditions to closing.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SIGNATURES

Front Yard Residential Corporation

January 6, 2021	By:	/s/ Robin N. Lowe
Robin N. Lowe
Chief Financial Officer